FOR IMMEDIATE RELEASE	Wednesday, August 7, 2024

TEGNA Inc. Reports Second Quarter 2024 Results and

Provides Third Quarter 2024 Guidance

Mike Steib to succeed David Lougee as President, CEO and Director, effective August 12, 2024

Achieved second quarter key guidance metrics and reaffirms full-year guidance

Returned $93 million of capital to shareholders, on track to meet commitment to return approximately $350 million of capital in 2024

Appointed two new independent Directors to the Board of Directors

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the second quarter ended June 30, 2024.

SECOND QUARTER FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue decreased 3% to $710 million, at the midpoint of our guidance range, primarily due to lower subscription and advertising and marketing services (“AMS”) revenues partially offset by higher political advertising dollars.
•
Subscription revenue decreased 7% to $367 million, primarily due to subscriber declines partially offset by contractual rate increases.
•
AMS revenue decreased 5% to $301 million due to softness in demand from national accounts.
•
GAAP operating expenses increased 26% to $569 million primarily due to the receipt of a $136 million merger termination fee reflected in last year’s results. Non-GAAP operating expenses1 were flat benefiting from our initial set of cost transformation initiatives.
•
GAAP and non-GAAP operating income1 totaled $142 million and $147 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $82 million and non-GAAP net income attributable to TEGNA Inc.1 was $86 million.
•
GAAP and non-GAAP earnings per diluted share1 were $0.48 and $0.50, respectively.
•
Total company Adjusted EBITDA2 decreased 10% to $176 million primarily due to lower subscription and AMS revenue partially offset by higher political revenues.

_________________________________________________________
[1] See Table 3 for details
[2] See Table 4 for details

“Results for the second quarter fell within our guidance range, underscoring TEGNA’s ability to effectively manage what we can control in the current macroeconomic environment,” said Dave Lougee, president and chief executive officer. “As we look ahead to the back half of the year, it is shaping up to be another robust political cycle. We are encouraged by the unprecedented energy and additional fundraising taking place that could result in record spending following the Democratic National Convention through election day. The substantial cash raised from both sides of the ticket thus far gives us high confidence that ad spending will be very healthy this election season. Our footprint and scale provide us with a competitive advantage during election years, particularly those with tight races in key battleground states. In addition, Premion is also experiencing growing demand from political advertisers for a multi-faceted programmatic and managed service approach to executing data-driven and outcomes-based CTV campaigns.”

Mr. Lougee continued, “Aiding our confidence in the second half of the year is the early success of the Summer Olympics in Paris as well as the expanded distribution of the WNBA Indiana Fever and NHL Seattle Kraken games. We built on our relationship with the Seattle Kraken and are now slated to broadcast the team’s games over-the-air not only on our Seattle, Portland and Spokane stations beginning in October, but also in Alaska through a partnership with Gray Media Group. Our continued expansion in sports broadcasting further highlights our strong station brands and distribution capabilities in key markets. Looking ahead, we remain focused on utilizing our disciplined capital allocation framework and organic growth engine to maximize long-term value for our shareholders and execute strategic initiatives to drive profitable growth.”

Mr. Lougee concluded, “As I approach my final days as CEO, I want to thank all our TEGNA stakeholders for making the last seven years leading this great organization the highlight of my career. I am extremely enthused about the addition of Mike Steib as my successor, with his strong track record of performance and results. Mike has hands-on experience developing high-performing teams that build industry-defining products and brands, which have delivered extraordinary shareholder returns. His passion for the vital role we play in local communities across this country will help the team build on our purpose-driven focus as a company. I look forward to following Mike’s journey closely and to being a trusted advisor to him through this transition.”

KEY STRATEGIC UPDATES:

•
Mike Steib to Succeed David Lougee as President, CEO and a Director as of August 12, 2024 – Steib is the former CEO of Artsy, the world’s largest online platform for discovering and collecting art, and previously served as president and CEO of XO Group (NYSE: XOXO), parent company of The Knot. Prior to those roles, he spent 10 years in executive positions at NBCUniversal and Google launching, scaling, and acquiring advertising-supported businesses. (Press Release3)

•
TEGNA Board of Directors Appoints Two New Independent Directors as of July 1, 2024 – As part of its regular refreshment process, the Board appointed two new independent directors, Catherine Dunleavy, the incoming COO and CFO of Olaplex, who also has experience as a media and finance executive with Away, NIKE and NBCUniversal, and Denmark West, who heads Market Intelligence and Strategic Engagements at X, The Moonshot Factory, a division of Alphabet. (Press Release3)

_________________________________________________________
[3] https://www.tegna.com/tegna-names-michael-steib-to-succeed-david-lougee-as-president-ceo-and-director/

•
TEGNA’s NBC Stations Head to the Paris 2024 Olympics – TEGNA journalists traveled to Paris to bring the emotion and excitement of 100 local athletes participating in the Summer Olympic Games home to our local communities. TEGNA stations are producing “Olympic Zone,” airing before primetime NBC coverage and featuring stations’ top personalities who provide an inspiring look at the games, local athletes and their families.

•
Indiana Fever Broadcasts in 12 Markets Grows Advertiser and Sponsorship Opportunities – In the second quarter, on the heels of our initial WTHR (Indianapolis) deal to carry Indiana Fever games in April, TEGNA expanded distribution of free over-the-air broadcasts of Fever games to 11 additional markets in May, which include TEGNA stations WOI (Des Moines), WQAD (Quad Cities) and WHAS (Louisville) and stations owned by Gray Media, Sinclair, Nexstar Media Group, Inc., Coastal Television Broadcasting Group and Weigel Broadcasting Co. Games aired on TEGNA stations during the quarter have experienced excellent audience and sponsor reaction. (Press Release4)

•
TEGNA Signs Multi-Year Distribution Agreement with NHL’s Seattle Kraken for Upcoming Season – TEGNA’s partnership with the Seattle Kraken to air games for free over-the-air begins in October across Washington, Oregon, and Alaska, marking a significant expansion in access for fans throughout the Pacific Northwest. (Press Release5)

•
TEGNA Named 2024 Honoree of The Civic 50 and Telecommunications Sector Leader – The Civic 50 by Points of Light named TEGNA one of the most community-minded companies in the U.S. for a fifth consecutive year and Telecommunications Sector Leader for a fourth year. (Press Release6)

•
TEGNA Stations Honored with 73 Regional Edward R. Murrow Awards – TEGNA stations garnered six overall excellence, seven diversity, equity and inclusion and five innovation awards. TEGNA stations received more honors in these categories than any other local broadcast station group. (Press Release7)

CAPITAL ALLOCATION, LEVERAGE, AND LIQUIDITY:

•
The company continues to expect to return 40-60% of Adjusted free cash flow8 generated in 2024-2025 to shareholders through share repurchases and dividends, including approximately $350 million in 2024 through dividends and share repurchases.
•
During the second quarter, the company returned $93 million of capital to shareholders, with $72 million in share repurchases, representing 5.1 million shares, and $21 million in dividends.
•
Interest expense fell slightly to $42 million due to decreased undrawn fees on the company’s revolving credit facility.
•
As noted last quarter, the company’s Board approved a 10% increase to the company’s regular quarterly dividend, from 11.375 to 12.5 cents per share. This increase was reflected for the first time in dividends paid to eligible shareholders in July.

________________________
[4] https://www.tegna.com/tegna-and-indiana-fever-expand-broadcast-distribution-of-the-fevers-exciting-upcoming-season-in-11-additional-markets/
[5] https://www.tegna.com/tegna-and-seattle-kraken-partner-with-gray-media-in-alaska/
[6] https://www.tegna.com/tegna-named-one-of-the-most-community-minded-companies-in-the-u-s-by-the-civic-50-for-fifth-consecutive-year/
[7] https://www.tegna.com/tegna-stations-honored-with-73-regional-edward-r-murrow-awards/
[8] See Table 5 for details

•
Cash flow from operating activities was $125 million for the quarter and $225 million for the first six months.
•
Adjusted free cash flow was $131 million for the quarter and $230 million for the first six months.
•
The company is reaffirming its expectation of 2024-2025 two-year Adjusted free cash flow guidance range of $900 million-$1.1 billion.
•
Cash and cash equivalents totaled $446 million at the end of the second quarter. Net leverage finished the second quarter at 2.9x9.

FULL-YEAR AND THIRD QUARTER 2024 OUTLOOK:

Full-Year 2024 Key Guidance Metrics

TEGNA is reaffirming its guidance metrics for the full year of 2024 and improving the effective tax rate

2024/2025 Two-Year Adjusted FCF	$900 million – 1.1 billion
Net Leverage Ratio	Below 3x at year end
Corporate Expenses	$40 – 45 million
Depreciation	$56 – 60 million
Amortization	$51 – 55 million
Interest Expense	$170 – 173 million
Capital Expenditures	$62 – 67 million
Effective Tax Rate	22.5 – 23.5%

Third Quarter 2024 Key Guidance Metrics

Reflects expectations relative to third quarter 2023 results

Total company GAAP Revenue	Up 9% to 12%
Total Non-GAAP Operating Expenses	Flat to down slightly

CONFERENCE CALL

TEGNA will host a conference call and webcast on Wednesday, August 7, 2024, to discuss the company’s financial results and other business matters. The teleconference will begin at 10:00 a.m. Eastern Time and will be hosted by Dave Lougee, Chief Executive Officer, and Julie Heskett, Chief Financial Officer.

The conference call will be webcast through the company’s website, and is open to investors, the financial community, the media and other members of the public. To access the meeting by phone, please visit investors.TEGNA.com at least 10 minutes prior to the scheduled start time to access the links and register before the conference call begins. Once registered, phone participants will receive dial-in numbers and a unique PIN to seamlessly access the call.

________________________

[9] See Table 6 for details

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the company or its financial results are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation, statements regarding anticipated growth rates and the company’s plans, objectives and expectations. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements, many of which are outside the company’s control. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the company’s shares, general market conditions, constraints, volatility, or disruptions in the capital markets; the possibility that the company’s capital allocation plan, including dividends, share repurchases, and/or strategic acquisitions, investments, and partnerships may not enhance long-term stockholder value; legal proceedings, judgments or settlements; the company’s ability to re-price or renew subscribers; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the company’s operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. The company is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the company. Each such statement speaks only as of the day it was made. The company undertakes no obligation to update or to revise any forward-looking statements.

ADDITIONAL INFORMATION

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Chief Communications Officer	Senior Vice President, Chief Financial Officer
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1

	Quarters ended June 30,
	2024	2023	Change

Revenues	$710,363	$731,506	(3%)

Operating expenses:
Cost of revenues	432,044	430,528	0%
Business units - Selling, general and administrative expenses	94,938	97,231	(2%)
Corporate - General and administrative expenses	12,685	26,506	(52%)
Depreciation	15,173	14,987	1%
Amortization of intangible assets	13,663	13,296	3%
Asset impairment and other	—	3,359	***
Merger termination fee	—	(136,000)	***
Total	568,503	449,907	26%
Operating income	141,860	281,599	(50%)

Non-operating (expense) income:
Interest expense	(41,748)	(42,797)	(2%)
Interest income	5,873	8,536	(31%)
Other non-operating items, net	(2,749)	(3,038)	(10%)
Total	(38,624)	(37,299)	4%

Income before income taxes	103,236	244,300	(58%)
Provision for income taxes	21,207	44,207	(52%)
Net income	82,029	200,093	(59%)
Net loss attributable to redeemable noncontrolling interest	115	12	***
Net income attributable to TEGNA Inc.	$82,144	$200,105	(59%)

Earnings per share:
Basic	$0.48	$0.92	(48%)
Diluted	$0.48	$0.92	(48%)

Weighted average number of common shares outstanding:
Basic shares	169,512	217,830	(22%)
Diluted shares	169,880	217,979	(22%)

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)

	Six months ended June 30,
	2024	2023	Change

Revenues	$1,424,615	$1,471,833	(3%)

Operating expenses:
Cost of revenues	862,611	857,460	1%
Business units - Selling, general and administrative expenses	197,198	196,340	0%
Corporate - General and administrative expenses	27,483	38,606	(29%)
Depreciation	29,483	30,036	(2%)
Amortization of intangible assets	27,323	26,878	2%
Asset impairment and other	1,097	3,359	(67%)
Merger termination fee	—	(136,000)	***
Total	1,145,195	1,016,679	13%
Operating income	279,420	455,154	(39%)

Non-operating (expense) income:
Interest expense	(84,116)	(85,703)	(2%)
Interest income	11,446	16,109	(29%)
Other non-operating items, net	147,009	(5,437)	***
Total	74,339	(75,031)	***

Income before income taxes	353,759	380,123	(7%)
Provision for income taxes	82,468	76,026	8%
Net income	271,291	304,097	(11%)
Net loss attributable to redeemable noncontrolling interest	413	311	33%
Net income attributable to TEGNA Inc.	$271,704	$304,408	(11%)

Earnings per share:
Basic	$1.56	$1.37	14%
Diluted	$1.55	$1.37	13%

Weighted average number of common shares outstanding:
Basic shares	173,668	221,168	(21%)
Diluted shares	174,158	221,391	(21%)

*** Not meaningful

REVENUE CATEGORIES

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 2

Below is a detail of our primary sources of revenue:

	Quarters ended June 30,
	2024	2023	Change

Subscription	$367,025	$396,126	(7%)
Advertising & Marketing Services	300,977	317,726	(5%)
Political	31,643	5,991	***
Other	10,718	11,663	(8%)
Total revenues	$710,363	$731,506	(3%)

	Six months ended June 30,
	2024	2023	Change

Subscription	$742,349	$810,406	(8%)
Advertising & Marketing Services	599,669	625,571	(4%)
Political	59,471	11,282	***
Other	23,126	24,574	(6%)
Total revenues	$1,424,615	$1,471,833	(3%)

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors (the "Board") regularly use Corporate–General and administrative expenses, Operating expenses, Operating income, Income before income taxes, Provision for income taxes, Net income attributable to TEGNA Inc., and Diluted earnings per share, each presented on a non-GAAP basis, for purposes of evaluating company performance. Management and the Board also use Adjusted EBITDA and Adjusted free cash flow to evaluate company performance and liquidity, respectively. The Leadership Development and Compensation Committee of our Board uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and Adjusted free cash flow to evaluate and compensate senior management. The Board uses Adjusted free cash flow in its periodic assessments of, among other things, repurchases of the company’s common stock, the company’s dividends, strategic opportunities and long-term debt retirement. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance and liquidity measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, M&A-related costs, Merger termination fee, retention costs, workforce restructuring, and a gain related to the sale of the company’s investment in Broadcast Music Inc. (“BMI”). In addition, we have excluded an income tax special item associated with a tax benefit associated with previously disallowed transaction costs. The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings or liquidity performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges, gains, payments and receipts in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expense), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) M&A-related costs, (7) asset impairment and other, (8) workforce restructuring, (9) employee retention costs, (10) the Merger termination fee, (11) depreciation and (12) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses Adjusted free cash flow, a non-GAAP liquidity measure. The most directly comparable GAAP financial measure to Adjusted free cash flow is Net cash flow from operating activities. Starting in the second quarter of 2024, the company updated its definition of Adjusted free cash flow. Adjusted free cash flow is now calculated as net cash flow from operating activities less payments for purchases of property and equipment plus or minus special items. The company removes special items affecting cash flow from operating activities because we do not consider these items to be indicative of its underlying cash flow generation for the reporting period. Adjusted free cash flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow including mandatory debt repayments. The principal difference between the new definition and the former definition is the inclusion of cash flows driven by changes in certain working capital accounts (primarily accounts receivable, accounts payable and accrued expenses) which are now included. The company’s 2024/2025 Two-Year Adjusted free cash flow guidance of $900 million to $1.1 billion remains the same.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its Net Leverage Ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

The company is furnishing forward-looking guidance with respect to Adjusted free cash flow for the combined 2024-25 years, net leverage and corporate expenses for fiscal year 2024 and non-GAAP operating expenses for the third quarter of 2024. Our future GAAP financial results will include the impact of special items such as retention costs including stock-based compensation and cash payments, M&A-related costs, workforce restructuring, and asset impairment. The company believes that such expenses are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods. Therefore, while we may incur or recognize these types of expenses in the future, the company believes that removing these items for purposes of calculating the non-GAAP basis financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company is not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. An example of such information is share-based compensation, which is impacted by future share price movement in the company’s stock price and also dependent on future hiring and attrition. In addition, the company believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that the company may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s Consolidated Statements of Income follow:

		Special Items
Quarter ended June 30, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Non-GAAP measure

Corporate - General and administrative expenses	$12,685	$(571)	$(654)	$(492)	$10,968
Operating expenses	568,503	(2,198)	(1,003)	(1,830)	563,472
Operating income	141,860	2,198	1,003	1,830	146,891
Income before income taxes	103,236	2,198	1,003	1,830	108,267
Provision for income taxes	21,207	362	171	445	22,185
Net income attributable to TEGNA Inc.	82,144	1,836	832	1,385	86,197
Earnings per share - diluted	$0.48	$0.01	$—	$0.01	$0.50

		Special Items
Quarter ended June 30, 2023	GAAP measure	M&A-related costs	Merger termination fee	Asset impairment and other	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$26,506	$(17,082)	$—	$—	$—	$9,424
Operating expenses	449,907	(17,082)	136,000	(3,359)	—	565,466
Operating income	281,599	17,082	(136,000)	3,359	—	166,040
Income before income taxes	244,300	17,082	(136,000)	3,359	—	128,741
Provision for income taxes	44,207	4,371	(24,504)	860	6,443	31,377
Net income attributable to TEGNA Inc.	200,105	12,711	(111,496)	2,499	(6,443)	97,376
Earnings per share - diluted (a)	$0.92	$0.06	$(0.51)	$0.01	$(0.03)	$0.44

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

		Special Items
Six months ended June 30, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	M&A-related costs	Workforce restructuring	Asset impairment and other	BMI sale gain	Non-GAAP measure

Corporate - General and administrative expenses	$27,483	$(1,323)	$(875)	$(2,290)	$(603)	$—	$—	$22,392
Operating expenses	1,145,195	(5,091)	(1,573)	(2,290)	(3,637)	(1,097)	—	1,131,507
Operating income	279,420	5,091	1,573	2,290	3,637	1,097	—	293,108
Income before income taxes	353,759	5,091	1,573	2,290	3,637	1,097	(152,867)	214,580
Provision for income taxes	82,468	793	248	593	890	284	(36,621)	48,655
Net income attributable to TEGNA Inc.	271,704	4,298	1,325	1,697	2,747	813	(116,246)	166,338
Earnings per share - diluted (a)	$1.55	$0.03	$0.01	$0.01	$0.02	$0.01	$(0.67)	$0.95

(a) Per share amounts do not sum due to rounding.

		Special Items
Six months ended June 30, 2023	GAAP measure	M&A-related costs	Merger termination fee	Asset impairment and other	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$38,606	$(19,848)	$—	$—	$—	$18,758
Operating expenses	1,016,679	(19,848)	136,000	(3,359)	—	1,129,472
Operating income	455,154	19,848	(136,000)	3,359	—	342,361
Income before income taxes	380,123	19,848	(136,000)	3,359	—	267,330
Provision for income taxes	76,026	4,552	(24,504)	860	6,443	63,377
Net income attributable to TEGNA Inc.	304,408	15,296	(111,496)	2,499	(6,443)	204,264
Earnings per share - diluted (a)	$1.37	$0.07	$(0.50)	$0.01	$(0.03)	$0.91

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company’s Consolidated Statements of Income are presented below:

	Quarters ended June 30,
	2024	2023

Net income attributable to TEGNA Inc. (GAAP basis)	$82,144	$200,105
Less: Net loss attributable to redeemable noncontrolling interest	(115)	(12)
Plus: Provision for income taxes	21,207	44,207
Plus: Interest expense	41,748	42,797
Less: Interest income	(5,873)	(8,536)
Plus: Other non-operating items, net	2,749	3,038
Operating income (GAAP basis)	141,860	281,599
Plus: M&A-related costs	—	17,082
Plus: Asset impairment and other	—	3,359
Plus: Workforce restructuring	1,830	—
Plus: Retention costs - Employee stock-based compensation expenses	2,198	—
Plus: Retention costs - Cash	1,003	—
Less: Merger termination fee	—	(136,000)
Adjusted operating income (non-GAAP basis)	146,891	166,040
Plus: Depreciation	15,173	14,987
Plus: Amortization of intangible assets	13,663	13,296
Adjusted EBITDA	$175,727	$194,323
Stock-based compensation expenses:
Employee awards	6,740	5,157
Company stock 401(k) match contributions	4,787	4,662
Adjusted EBITDA before stock-based compensation costs	$187,254	$204,142

	Six months ended June 30,
	2024	2023

Net income attributable to TEGNA Inc. (GAAP basis)	$271,704	$304,408
Less: Net loss attributable to redeemable noncontrolling interest	(413)	(311)
Plus: Provision for income taxes	82,468	76,026
Plus: Interest expense	84,116	85,703
Less: Interest income	(11,446)	(16,109)
(Less) Plus: Other non-operating items, net	(147,009)	5,437
Operating income (GAAP basis)	279,420	455,154
Plus: M&A-related costs	2,290	19,848
Plus: Asset impairment and other	1,097	3,359
Plus: Workforce restructuring	3,637	—
Plus: Retention costs - Employee stock-based compensation expenses	5,091	—
Plus: Retention costs - Cash	1,573	—
Less: Merger termination fee	—	(136,000)
Adjusted operating income (non-GAAP basis)	293,108	342,361
Plus: Depreciation	29,483	30,036
Plus: Amortization of intangible assets	27,323	26,878
Adjusted EBITDA	$349,914	$399,275
Stock-based compensation expenses:
Employee awards	14,980	8,845
Company stock 401(k) match contributions	10,216	10,226
Adjusted EBITDA before stock-based compensation costs	$375,110	$418,346

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5

Reconciliations of Adjusted free cash flow to net cash flow from operating activities presented in accordance with GAAP on the company’s Consolidated Statements of Cash Flows are presented below:

	Period ending June 30, 2024
	Quarter	Year-to-date

Net cash flow from operating activities (GAAP basis)	$124,779	$225,159

Less: Purchases of property and equipment	(15,972)	(20,883)

Special items:
M&A related costs	356	1,704
Workforce restructuring	1,023	2,062
Retention costs - cash	1,650	1,650
Asset impairment and other	—	1,097
Taxes on BMI gain	18,800	18,800
Total Adjustments	21,829	25,313

Adjusted free cash flow (non-GAAP basis)	$130,636	$229,589

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 6

The following table reconciles long-term debt, net of current portion to Net debt.

June 30, 2024
Long-term debt, net of current portion	$3,090,000
Plus: Current portion of long-term debt	—
Less: Cash and cash equivalents	(445,729)
Net debt (numerator)	$2,644,271

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period ("T2Y").

Adjusted EBITDA before stock-based compensation:
Six months ended June 30, 2024[1]	$375,110
Plus: Year ended December 31, 2023[2]	781,562
Plus: Year ended December 31, 2022[2]	1,181,045
Less: Six months ended June 30, 2022[3]	(532,417)
Combined T2Y	$1,805,300
Divided by	2
T2Y Adjusted EBITDA (denominator)	$902,650

The following table shows the calculation of the Net Leverage Ratio.

	June 30, 2024
Net debt (numerator)	$2,644,271
T2Y Adjusted EBITDA (denominator)	$902,650
Net Leverage Ratio	2.9	x

1 A non-GAAP measure detailed in Table 4.

2 Refer to page 39 of the 2023 Form 10-K for reconciliations of 2023 and 2022 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.

[3] Refer to page 27 in our Q2 2022 Form 10-Q for a reconciliation of the first six months ended 2022 Adjusted EBITDA. Note that we did not present Adjusted EBITDA before stock-based compensation in our Q2 2022 10-Q. Our Adjusted EBITDA was $505,279 thousand while our stock-based compensation and company stock 401(k) contribution expenses were $17,209 thousand and $9,929 thousand, respectively, which sums to the amount shown above.